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                                                                    EXHIBIT 99.1

              CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of AXT, Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Morris S. Young, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to AXT, Inc. and will be retained by AXT,Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 9, 2003                                 /s/ Morris S. Young
                                            ------------------------------------
                                                  Morris S. Young
                                                  Chief Executive Officer